Exhibit 10.1

Universal Insurance Holdings, Inc.

Bradley I. Meier	August 23, 2012
President and Chief Executive Officer
Universal Insurance Holdings, Inc.
1110 West Commercial Boulevard
Fort Lauderdale, Florida 33309

Amendment to Employment Agreement

Dear Brad:

Reference is hereby made to the Employment Agreement, dated August 11, 1999, as amended (the “Employment Agreement”), between you and Universal Insurance Holdings, Inc. (the “Company”). Capitalized words used in this letter that are not otherwise defined have the meanings assigned to such words in the Employment Agreement.

The Employment Agreement is hereby amended as follows:

1.	Effective as of August 1, 2012 (the “Amendment Date”), all provisions related to the establishment and periodic increase in your annual rate of Base Salary are deleted from the Employment Agreement and replaced by the provisions in Paragraphs 2 through 5 of this letter.

2.	Effective as of the Amendment Date, your annual rate of Base Salary from the Company shall be $2,144,169.

3.	Effective January 1, 2013, your annual rate of Base Salary shall increase by 7.25% over the rate in effect immediately prior to such date.

4.	Effective January 1, 2014, your annual rate of Base Salary shall increase by 7.25% over the rate in effect immediately prior to such date.

5.	Except as provided above, unless the Compensation Committee and the Board of Directors of the Company provide otherwise subsequent to the date of this letter, you will not be eligible for or entitled to any increases in the rate of your Base Salary during the period of your employment with the Company. The salary increases described above will apply only if you remain in the full-time employment of the Company through the applicable effective date of the increase in Base Salary. In the event you are entitled to severance or other compensation from the Company following your termination of employment that is calculated with reference to your Base Salary, such amounts shall be based solely upon your annual rate of Base Salary in effect at the time of your termination of employment.

6.	This letter does not constitute an extension or renewal of the Term for purposes of Section 2 of the Employment Agreement or an extension of the Employment Agreement. Except as provided herein, the Employment Agreement shall remain in full force and effect.

In consideration of your agreement to the provisions outlined above,

Please indicate your agreement with the terms above by signing the attached copy of this letter and returning it to the Company, attention of the undersigned.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ George R. De Heer
Title: Chief Financial Officer

ACCEPTED AND AGREED:

/s/ Bradley I. Meier

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